Exhibit 5.1

October 21, 2025

Semnur Pharmaceuticals, Inc.

960 San Antonio Road

Palo Alto, California 94303

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Semnur Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 of the Company (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to (a) the issuance of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), upon the exercise of warrants issued by the Company, and (b) the resale of shares of Common Stock and warrants to purchase Common Stock issued by the Company and held by certain securityholders of the Company, as follows:

(i)	the issuance of up to 510,000 shares (the “Private Warrant Shares”) of Common Stock upon the exercise of outstanding private placement warrants (the “Private Warrants”);

(ii)

the issuance of up to 8,250,000 shares (the “Public Warrant Shares” and, together with the Private Warrant Shares, the “Warrant Shares”) of Common Stock upon the exercise of outstanding public warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”);

(iii)	the resale of up to 510,000 Private Warrants (the “Resale Warrants”) held by certain securityholders of the Company; and

(iv)

the resale of up to 203,737,349 shares of Common Stock (the “Resale Shares”), consisting of (a) 2,072,500 Sponsor Shares (as defined in the Prospectus), (b) up to 510,000 Private Warrant Shares, (c) up to 188,554,849 Scilex Shares (as defined in the Prospectus), (d) up to 100,000 Underwriter Shares (as defined in the Prospectus), and (e) up to 12,500,000 Biconomy Resale Shares (as defined in the Prospectus).

The Warrants were issued pursuant to a Warrant Agreement, dated April 6, 2022 (the “Warrant Agreement”), between Denali Capital Acquisition Corp., the Company’s predecessor, and VStock Transfer, LLC, as warrant agent.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

October 21, 2025

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Restated Certificate of Incorporation and the Company’s Bylaws, each as currently in effect, the Warrant Agreement, a certificate of the Secretary of State of the State of Delaware certifying as to the formation and good standing of the Company under the laws of the State of Delaware as of October 20, 2025 (the “Good Standing Certificate”), and originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the Warrant Agreement is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with its terms; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that at or prior to the time of the delivery of any of the Warrant Shares, the Registration Statement will have been declared effective under the Securities Act; and (x) that there has not been nor will there be any change in the good standing status of the Company from that reported in the Good Standing Certificate. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

With respect to the Warrants and the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed that the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the shares of Common Stock.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Warrant Shares have been duly authorized and, when issued in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassessable.

October 21, 2025

2. The Resale Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

3. The Resale Shares (other than the Private Warrant Shares) have been duly authorized and are validly issued, fully paid and nonassessable.

With regard to opinion paragraph 2: (i) our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought; (ii) we express no opinion as to any provision of the Resale Warrants, that (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Resale Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and (iii) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Resale Warrants.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do

October 21, 2025

not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP